Exhibit 99.1

National & Retail Trades and First Call

For release: September 1, 2005 at 8:30 AM (EDT)

KOHL'S CORPORATION REPORTS AUGUST COMPARABLE STORE SALES
INCREASE OF 4.6%

MENOMONEE FALLS, WI, -- (Business Wire) – September 1, 2005 -- Kohl’s Corporation (NYSE: KSS) reported today that sales for the four-week period ended August 27, 2005 increased 14.3 percent over the four-week period ended August 28, 2004. On a comparable store basis, sales increased 4.6 percent.

For the 30 weeks ended August 27, 2005, total sales increased 15.3 percent while comparable store sales increased 4.3 percent.

Larry Montgomery, Kohl’s chairman and chief executive officer, said, “August’s sales performance was in line with our expectations.  We continue to expect a comparable store sales increase for the third quarter of 4%-6% and remain comfortable with our previous earnings guidance of $0.43 to $0.46 per diluted share for the third quarter.”

	Sales Summary ($ in millions)
	Fiscal Period Ended		% Inc - This Year
	August 27,	August 28,	All	Comp
	2005	2004	Stores	Stores

August	$ 1,007.5	$ 881.6	14.3%	4.6%
Year-To-Date	$ 6,638.4	$ 5,759.6	15.3%	4.3%

In August, the Company opened four new stores, including two stores in Cleveland, OH, and one store each in Philadelphia, PA and Baltimore, MD.

The Company plans to open another 58 stores in October, including its entry into the Orlando, FL market with seven stores and the Jacksonville, FL market with three stores. In addition, the Company will add 13 stores in the Midwest region, nine stores each in the South Central and the Southwest regions, seven stores in the Northeast region, six stores in the Mid-Atlantic region and four stores in the Southeast region. In total, the Company plans to open 95 stores in fiscal 2005.

On August 27, 2005, the Company operated 674 stores in 40 states, compared with 596 stores in 38 states at the same time last year.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message.  This message is accessible by calling (402) 220-0820 and will be available for 36 hours.

Goldman Sachs Conference

Larry Montgomery, Kohl’s chairman and chief executive officer, will be speaking at the Goldman Sachs 12th Annual Global Retailing Conference in New York City on September 7, 2005, at the Hilton New York at 12:00 PM (EDT).  The presentation will be Web cast live (audio only) over the Internet through the Company’s Web site located at www.kohls.com (see “Company News”).  For those who cannot listen to the live broadcast, a seven-day replay will be available shortly after the call.  To access the replay, simply visit the link above.

Bank of America Conference

Wes McDonald, Kohl’s chief financial officer, will be speaking at the Bank of America 35th Annual Investment Conference in San Francisco on September 20, 2005, at the Ritz-Carlton at 1:30 PM (PDT).  The presentation will be Web cast live (audio only) over the Internet through the Company’s Web site located at www.kohls.com (see “Company News”).  For those who cannot listen to the live broadcast, a seven-day replay will be available shortly after the call.  To access the replay, simply visit the link above.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described on Exhibit 99.1 to Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Director – Public Relations, (262) 703-1464